SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 4, 2004

                                IPIX CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                      000-26363                 52-2213841
        --------                      ---------                 ----------
     (State or other                 (Commission              (IRS Employer
jurisdiction of incorporation)       File Number)         Identification Number)


3160 Crow canyon road, san ramon, california                             94583
--------------------------------------------------------------------------------
  (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (925) 242-4002
                                                           --------------

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On April 5, 2004, the Registrant issued a press release announcing that it had agreed to sell 909,090 shares of its unregistered common stock and additional investment rights to purchase another 888,180 shares of its unregistered common stock, resulting in gross proceeds (assuming no exercise of the additional investment rights) of approximately $5 million, in a private offering to accredited institutional investors. A copy of the press release is filed herewith as Exhibit 99. A copy of the securities purchase agreement entered into by and between the Registrant and the investors is filed herewith as Exhibit 10 and a form of the additional investment rights is filed herewith as Exhibit 4.

     The shares of common stock subject to the securities purchase agreement were sold at $5.50 per share and the shares of common stock underlying the additional investment rights are purchasable at $6.05 per share.

     The additional investment rights are exercisable until 90 trading days after the effectiveness of a registration statement to be filed by the Registrant covering the shares of common stock and additional investment rights sold at the closing.

ITEM 7.  EXHIBITS

     The following exhibits are attached hereto and incorporated herein by reference.

    Exhibit No.                          Exhibit Description
------------------      --------------------------------------------------------
        4               Form of Additional Investment Right dated as of April 4,
                        2004 by and between the Registrant and the Purchasers

       10 Securities Purchase Agreement dated as of April 4, 2004 by and between the Registrant and the Purchasers

       99               Press Release dated April 5, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IPIX CORPORATION

Dated:  April 7, 2004                       /s/ Paul Farmer
                                            ------------------------------------
                                            Paul Farmer, Chief Financial Officer